Exhibit 99.1

Boston Therapeutics Gets First Sales of SUGARDOWN™ in Italy

SUGARDOWN Approved for Sale in Italy

MANCHESTER, N.H.--(BUSINESS WIRE)--December 29, 2011--Boston Therapeutics, Inc., a public company registered with the SEC and a developer of diabetes therapeutics, announced today that it has secured its first purchase order for distribution of SUGARDOWN™ in Italy.

"We are very pleased to announce the first purchase order for SUGARDOWN™ and the introduction of our chewable dietary supplement for glycemic health to the Italian market. With the help of our distributor, SUGARDOWN™ is now listed on Codifa, a national registry for pharmaceuticals in Italy”, said Ken Tassey, President and Chief Operations Officer of Boston Therapeutics.

“We are excited about the opportunity to have our first sales and to implement our strategy to generate sales for Boston Therapeutics while the company continues its drug development and clinical trials program,” said David Platt, Ph.D., Chairman and Chief Executive Officer of Boston Therapeutics.

About Boston Therapeutics, Inc.

Boston Therapeutics, headquartered in Manchester, NH, is a leader in the field of glyco-pathology, a specialized field involving understanding the importance of carbohydrates in biochemistry and progression of diseases. The Company's initial product pipeline is focused on developing and commercializing therapeutic molecules for diabetes: PAZ320, a chewable therapeutic compound designed to reduce post-meal glucose excursion, SUGARDOWN™, a chewable complex carbohydrate-based dietary supplement designed to moderate post-meal blood glucose, and IPOXYNTM, a complex carbohydrate-based oxygen therapeutic administered intravenously for limb ischemia. Earlier this year Boston Therapeutics petitioned the U.S. FDA to submit an Abbreviated New Drug Application (ANDA) for chewable Metformin. The Company signed a licensing agreement with Hong Kong-based Advance Pharmaceuticals Co Ltd. to market SUGARDOWN™ in China. The Company’s drug candidate PAZ320 is currently in clinical trials at Dartmouth-Hitchcock Medical Center in N.H. Boston Therapeutics is headquartered in Manchester, NH. Additional information is available at www.bostonti.com.

About SUGARDOWN™

SUGARDOWN™, a dietary supplement, is a complex carbohydrate-based chewable tablet to moderate post-meal blood glucose for those concerned about their blood glucose levels. It is a proprietary polysaccharide designed to be taken before meals and works in the gastrointestinal system to block the action of carbohydrate-hydrolyzing enzymes which break down carbohydrates into simple sugars.

SUGARDOWN™ is commercially available at www.sugardown.com

About Codifa

Codifa is a web-based point of care drug information platform which helps Italian healthcare professionals make better decisions in a shorter time; Codifa's critical drug information reduces the clinical risk associated with errors in prescribing or administering drugs, adverse reactions and suboptimal dosages.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements.

More information about those risks and uncertainties is contained and discussed in the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

SUGARDOWN™ and IPOXYN™ are registered trademarks of Boston Therapeutics, Inc.

CONTACT:
Investor:
Boston Therapeutics, Inc.
Ken Tassey, President, 978-886-0421
ken.tassey@bostonti.com
www.bostonti.com